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                                                                   EXHIBIT 10.85

                       [ON LETTERHEAD OF BOMBARDIER INC.]


August 15, 1997
Our Ref:  B97-7701-RJTL-3492L


Mesa Air Group, Inc.Mesa Air Group, Inc.
2325 East 30th
Farmington, NM  87401
USA

Attention:  Mr. Larry Risley, Chairman and Chief Executive Officer


Dear Larry:

Following our meeting on July 24, 1997 and your proposal to exercise Option Aircraft and to convert the undelivered Dash 8 aircraft to CRJ aircraft, you will find below the description of our mutual agreement relating thereto.

ARTICLE 1.        Exercise of the First Block of Option Aircraft

                  1.1 Pursuant to the provisions of Letter Agreement RJTL-CRJ0351-001 (Option Aircraft) of purchase agreement number CRJ-0351 (the "Purchase Agreement"), Mesa hereby exercises its option right to purchase the first block of Option Aircraft. These Option Aircraft hereby become Firm Aircraft No. 17, 18, 19 and 20 for delivery in September, October, November and December 1998. The terms and conditions of Letter Agreement RJTL-CRJ0351-001 shall apply to said aircraft.

                  1.2 As a result of the exercise of the option for the first block of Option Aircraft and in accordance with and subject to the terms of Letter Agreement RJTL-CRJ0351-015, Mesa shall be entitled to [ * ]. Said [ * ]:

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
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                                    [ * ] 19
                                    [ * ] 20
                                    [ * ] 21
                                    [ * ] 22

ARTICLE 2.        Conversion of Dash 8 order

                  2.1 In accordance with the provisions of Article 12 of the Settlement Agreement dated August 15, 1997, Mesa hereby exercises its option right to purchase the second and third block of Option Aircraft thus converting its order for the eight (8) Undelivered Dash 8 Aircraft No. 13 to 20 which are hereby converted to eight (8) CRJ Aircraft (the "Converted CRJ") being Firm Aircraft No. 21 to 28. The terms and conditions of Letter Agreement No. RJTL-CRJ0351-001 shall apply to said Aircraft.

                  2.2 The parties recognize and acknowledge that pursuant to the Purchase Agreement No. 8-0299 covering the purchase of the Dash 8 and the Settlement Agreement, BRAD has taken in trade-in eight (8) EMB120 against the eight (8) Undelivered Dash 8 Aircraft being converted. In addition to the provisions of Letter Agreement No. RJTL-CRJ0351- 015, and in consideration of the exercise of the second and third block of Option Aircraft, BRAD will retain said trade-in EMB120 aircraft against the purchase of Aircraft No. 1, 2, 5, 6, 7, 8, 9 and 10. The original allowance under Letter Agreement No. RJTL-CRJ0351-015 for ten
                           (10) EMB-120 trade-in aircraft are hereby to be applied against Firm Aircraft Nos. 3, 4, 11, 12, 13, 14, 15, 16, 17 and 18.

                  2.4 The Converted CRJ scheduled delivery dates shall be as follows:

                                    Aircraft No. 21                    January 1999
                                    Aircraft No. 22                    February 1999
                                    Aircraft No. 23                    March 1999
                                    Aircraft No. 24                    April 1999
                                    Aircraft No. 25                    May 1999
                                    Aircraft No. 26                    June 1999
                                    Aircraft No. 27                    July 1999
                                    Aircraft No. 28                    August 1999

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
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ARTICLE 3.        Exercise of the fourth Block of Option Aircraft

                  3.1 Pursuant to the provisions of Letter Agreement RJTL-CRJ0351-001 of the Purchase Agreement, Mesa hereby exercises its option right to purchase the fourth block of Option Aircraft. These Option Aircraft hereby become Firm Aircraft No. 29, 30, 31 and 32, for delivery in September, October, November and December 1999. The terms and conditions of Letter Agreement No. RJTL-CRJ0351-001 shall apply to said Aircraft.

ARTICLE 4.        Trade-in Delivery

                  4.1 In consideration of this Agreement, BRAD hereby grants to Mesa the right to trade-in an additional ten (10) EMB-120 aircraft which can be delivered to BRAD against the purchase of Firm Aircraft No. 23 to 32 on a one for one basis at the time of delivery of each such CRJ.

                  4.2 The parties hereto recognize that as a result of the exercise of the above options and the Conversion of the Dash 8 order, the Firm Aircraft total [ * ] in
                           [ * ]. The parties further recognize that as of the delivery of Firm Aircraft No. 7 on July 30, 1997, BRAD has accepted, in anticipation, a total of [ * ]. As an accommodation to Mesa, BRAD will accept, in advance, a [ * ] upon delivery of Firm Aircraft No. 7, all subject to the provisions of Letter of Agreement No. RJTL-CRJ0351-001. In order to abide by the principle of [ * ].

                  4.3 Without limitation to the provisions of Letter of Agreement No. RJTL- CRJ0351-001, the parties recognize that the provisions of Articles 4 to 8 of the Settlement Agreement shall apply mutatis mutandis to the [ * ] aircraft referred to herein.

ARTICLE 5.        Purchase Agreement

                  5.1 In accordance with the provisions of Article 1.3 of Letter Agreement No. RJTL-CRJ0351-001 the parties agree to make all reasonable efforts to execute the Change Order required to give effect to this Letter of Exercise within 21 days from the date hereof.

                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "
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If this Letter property reflects our agreement, please so indicate by signing in the space provided below.

Yours very truly,

BOMBARDIER INC.



/s/ Richard Allison
-----------------------------
Richard Allison
Vice-President, Sales - The Americas
August 15, 1997


Mesa Air Group, Inc.

per /s/ Larry L. Risley
   -------------------------

date August 25, 1997
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                       " [CONFIDENTIAL PORTION DELETED AND
                            FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION] "